Exhibit 5.1
(313) 465-7000

May 3, 2021

Neogen Corporation
620 Lesher Place
Lansing, Michigan 48912

Ladies and Gentlemen:

We have acted as counsel to Neogen Corporation, a Michigan corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (File No. 333-263667) (as amended from time to time and together with all exhibits thereto, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to an aggregate of the greater of (i) 108,185,928 common shares, par value $0.16 per share, of the Company, and (ii) the product of (a) the number of common shares, par value $0.16 per share, of the Company outstanding immediately prior to the Effective Time (as defined in the Agreement and Plan of Merger, dated as of December 13, 2021 (the “Merger Agreement”), by and among 3M Company, Garden Spinco Corporation (“Spinco”), the Company, and Nova RMT Sub, Inc. (“Merger Sub”)) of the merger of Merger Sub into Spinco, with Spinco as the surviving corporation and becoming a wholly-owned subsidiary of the Company, multiplied by (b) 1.00400802 (collectively, the “Shares”), to be issued pursuant to, and in connection with the transactions contemplated by, the Merger Agreement, which Merger Agreement is described in the Registration Statement and included as Annex A to the prospectus included in the Registration Statement.

In so acting, we have examined originals or copies of such documents as we deemed relevant and have considered such matters of law and of fact, and relied upon such certificates and other information furnished to us, as we have deemed appropriate as a basis for our opinion set forth below.

In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the legal capacity of all natural persons, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified, conformed or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.  As to all questions or fact material to this opinion letter that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Merger Agreement.  In addition, in rendering this opinion, we have assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement and the Merger Agreement.

Our opinion is limited solely to matters set forth herein.  The law covered by the opinion expressed herein is limited to the federal law of the United States and the Michigan Business Corporation Act, and we express no opinion as to the effect on the matters covered by this opinion letter of the laws of any other jurisdiction.

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

Neogen Corporation
May 3, 2022

Based on the foregoing, and subject to the limitations, qualifications and assumptions stated in this opinion letter, we are of the opinion that the Shares covered by the Registration Statement are or will be, upon issuance and upon approval by shareholders at the 2022 special meeting of shareholders of such issuance and of amendments to the Company’s Articles of Incorporation increasing the authorized common shares of the Company to 315,000,000 common shares, par value $0.16 per share (the “Shareholder Approval”), duly authorized by the Company and, when the Registration Statement has been declared effective under the Securities Act by order of the Commission and Shareholder Approval has been obtained, and if and when the Shares have been issued by the Company in accordance with, on the terms and conditions set forth in, and as described in, the Registration Statement and the Merger Agreement, against receipt of the consideration therefor, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is part of the Registration Statement.  In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Honigman LLP

Honigman LLP

RZK/CPS/RBOP

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506